UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BlueRiver Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1577027
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

250 West Nottingham Drive, Suite 400 San Antonio, Texas	78209
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of a redeemable Warrant to acquire one Class A ordinary shares	NYSE American LLC
Class A ordinary shares included as part of the Units	NYSE American LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-252050

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant, the Class A ordinary shares and the redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 (subject to adjustment), of BlueRiver Acquisition Corp. (the “Company”), a Cayman Islands exempted company, as set forth in Exhibit 4.5 of the Company’s annual report on Form 10-K, as originally filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2022, and as subsequently amended from time to time, is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Company’s registration statement on Form S-1, as originally filed with the Commission on January 12, 2021 (Registration No. 333-252050), including exhibits and as subsequently amended from time to time, filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on NYSE American LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BlueRiver Acquisition Corp.

Date: March 10, 2023	By:	/s/ John Gregg
John Gregg
Co-Chief Executive Officer